EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Delta Petroleum Corporation:

We consent to the incorporation by reference in this registration statement on Form S-3 of Delta Petroleum Corporation of our reports dated September 15, 2005, with respect to the consolidated balance sheets of Delta Petroleum Corporation as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income
(loss), and cash flows, for each of the years in the three-year period ended June 30, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005 which reports appear in the June 30, 2005 annual report on Form 10-K of Delta Petroleum Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.


                                    /s/ KPMG LLP

                                    KPMG LLP


Denver, Colorado
October 14, 2005